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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - December 29, 2000
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                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                (Name of Registrant as specified in its charter)


              TEXAS                       000-22007             76-0519693
  (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 235-8800
                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)


                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On December 29, 2000, (i) Citizens Bankers, Inc., a Texas corporation ("Citizens") was merged with and into Southwest Bancorporation of Texas, Inc. (the "Registrant" and the "Company") pursuant to an Agreement and Plan of Merger dated October 16, 2000 (the "Merger Agreement"), between the Company and Citizens, and (ii) Southwest Bank of Texas National Association, the Company's subsidiary bank ("SW Bank") acquired all of the assets and liabilities of Citizens Bankers Limited Partnership, a Texas limited partnership ("CBLP") pursuant to a Purchase Agreement dated as of November 9, 2000 (the "Purchase Agreement") among the Company, SW Bank, CBLP and Baytown Land I, Ltd. (The office building that houses Citizens and its principal subsidiary bank and certain unrelated tenants was the only significant asset of CBLP.) In addition, on that date (i) the three wholly-owned subsidiary banks of Citizens (Citizens Bank and Trust Company of Baytown, Texas, Baytown State Bank and Pasadena State Bank) were merged into SW Bank and their six banking locations became branches of SW Bank, and (ii) the 57.834% owned subsidiary bank of Citizens, First National Bank of Bay City, became a 57.834% owned subsidiary bank of the Company as a result of the merger.

         A total of approximately 4,000,000 shares of Company Common Stock were issued to the shareholders of Citizens and the partners of CBLP in the combined transaction, which will be accounted for as a pooling-of-interests. In determining the number of such shares, the Company valued the entire transaction at $130,000,000. The Company considered the following factors in arriving at that price: (i) prices paid by peer group banks in similar transactions, (ii) the importance of the acquisition being accretive to the Company's earnings per share, (iii) Citizens' low loan to deposit ratio, (iv) Citizens' capital levels compared to peer banks, (v) an appraisal of the office building owned by CBLP, and (vi) advice of the Company's financial advisor, Legg Mason Wood Walker, Incorporated. The documentation provided that a total of 4,000,000 to 4,300,000 shares would be issued in the combined transaction, based on the average of the closing prices for the Company's Common Stock for the 15 trading days ending five business days prior to closing. An average market price equal to or less than $30.2326 would have resulted in 4,300,000 shares being issued. Since the average market price was greater than $32.50 for the defined period, the minimum number of shares (4,000,000) were issued.

         As of September 30, 2000, Citizens had total assets of $423.8 million, net loans of $128.4 million, total deposits of $374.4 million and total shareholders' equity of $44.9 million. Through its bank subsidiaries, Citizens provided a full range of commercial and consumer banking services. For businesses, Citizens offered checking facilities, certificates of deposit, short-term loans for working capital purposes, construction financing, mortgage loans, loans for fixed assets and expansion needs and a variety of non-credit services. The services provided for individuals include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, consumer loan programs, mortgage loans, travelers checks, money orders and safe deposit facilities.

         Prior to the merger there were no material relationships between Citizens and the Company or any affiliate, director or officer of the Company or any associate of such director or officer. In connection with the Merger Agreement, the Company agreed that at the first Board of Directors meeting of the Company following the closing, the Board of Directors would create two new positions on the Board and elect two directors of Citizens, John H. Echols (who is also the President and Chief Executive Officer of Citizens) and Duncan W. Stewart, to fill those new positions. As a result of the combined transaction, John H. Echols beneficially owns 1,741,500 (5.3% of the outstanding) shares of Company Common Stock, and Duncan W. Stewart owns beneficially 1,342,015 (4.1% of the outstanding) shares of Company Common Stock. As a condition to the Merger Agreement, the Company entered into a three-year Employment Agreement with John H. Echols providing for an annual salary of $222,000, with an annual discretionary bonus of up to $110,000 and a grant of an option to purchase 10,000 shares of the Company's Common Stock. In addition, for up to 120 days following the closing, his base annual salary will be $293,800 ($24,483.33 per month). Mr. Echols' title under his Employment Agreement is Chief Executive Officer, Baytown Region of SW Bank.

         The shares of Company Common Stock issued pursuant to the Merger Agreement and the Purchase Agreement were issued in a transaction exempt from registration under the Securities Act of 1933 pursuant to Regulation D thereunder. Citizens and CBLP were closely held entities with over 77% of the equity interests being owned beneficially by members of the Echols and Stewart families. Such shares may not be offered or sold by the holders thereof in the United States absent registration or an applicable exemption from registration.

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         (b) The Company intends to continue operating the business of
Citizens and its three wholly-owned subsidiary banks by integrating their operations with those of SW Bank and operating their existing locations as branches of SW Bank. The operations of First National Bank of Bay City will continue as a separate entity under its current management.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements

                  No financial statements are required to be included herein in accordance with Section 210.3.05(b)(2)(i), because none of the conditions specified in Section 210.1-02(w) exceeds 20%.

         (b)      Pro Forma Financial Information

                  No pro forma financial statements are required to be included herein in accordance with Section 210.11-01(b)(1).

         (c)      Exhibits

         10.1      -  Employment  Agreement,  effective as of December 29, 2000, between the Company and John H. Echols.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SOUTHWEST BANCORPORATION OF TEXAS, INC.


Date:  January 2, 2001                By:  /s/ R. John McWhorter
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                                           R. John McWhorter
                                           Senior Vice President and Controller